EXHIBIT 10.23

ENVIVA PARTNERS, LP
LONG-TERM INCENTIVE PLAN
PHANTOM UNIT AWARD GRANT NOTICE
Pursuant to the terms and conditions of the Enviva Partners, LP Long-Term Incentive Plan, as amended from time to time (the “Plan”), Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), hereby grants to the individual listed below (“you” or “Director”) the number of Phantom Units set forth below. This award of Phantom Units (this “Award”) is subject to the terms and conditions set forth herein, in the Phantom Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	[●]
Date of Grant:	[●]
Total Number of Phantom Units:	[●]
Vesting Commencement Date:	[●]
Time-Based Vesting Schedule:
Subject to the Agreement, the Plan and the other terms and conditions set forth herein, 100% of the Phantom Units shall vest on the first anniversary of the Vesting Commencement Date so long as you continuously serve as a member of the Board from the Date of Grant through such anniversary date.

[Optional accelerated vesting: Notwithstanding the foregoing, in the event that, prior to the time that the Phantom Units have become vested or have been forfeited, (a) your service as a member of the Board terminates by reason of your death or disability (within the meaning of section 22(e)(3) of the Code) or (b) a Change in Control (as defined below) occurs, then the vesting of all unvested Phantom Units (and all rights arising from such Phantom Units and from being a holder thereof) will accelerate automatically in full on the date of such termination or such Change in Control, as applicable, without any further action by the Partnership, the General Partner or any other Person and will be settled in accordance with the terms of the Agreement so long as you continuously serve as a member of the Board from the Date of Grant through the date of such termination or such Change in Control, as applicable.
As used herein, the following terms have the meanings set forth below:
“Change in Control” means the occurrence of one or more of the following events: (i) the sale or disposal by a Relevant Entity of all or substantially all of its assets to any person other than an Affiliate of such Relevant Entity; (ii) the merger or consolidation of a Relevant Entity with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the unitholders in such Relevant Entity immediately prior to such transaction retain a greater than 50% equity interest in the surviving entity; or (iii) the failure of Riverstone Holdings LLC and its Affiliates to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of a Relevant Entity, whether through the ownership of voting securities, by contract, or otherwise.
“Relevant Entity” means Enviva Holdings, LP, a Delaware limited partnership, or the Partnership.]
By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Phantom Unit Award Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
This Grant Notice may be executed in one or more counterparts (including by portable document format (.pdf) and other electronic means), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Grant Notice by pdf attachment to electronic mail, or other electronic means, shall be effective as delivery of a manually executed counterpart of the Grant Notice.
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IN WITNESS WHEREOF, the General Partner has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Director has executed this Grant Notice, effective for all purposes as provided above.
ENVIVA PARTNERS GP, LLC
By:
Name: ______________________________
Title: _______________________________
DIRECTOR
By:     ___________________________________
[Name of Director]

SIGNATURE PAGE TO
PHANTOM UNIT AWARD GRANT NOTICE

Exhibit A

PHANTOM UNIT AWARD AGREEMENT
This Phantom Unit Award Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), and _______________ (“Director”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.    Award. Effective as of the Date of Grant, the General Partner hereby grants to Director the number of Phantom Units set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each Phantom Unit represents the right to receive one common unit (a “Common Unit”) of Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), a cash amount equal to the Fair Market Value of one Common Unit as of the date of vesting of such Phantom Unit, or a combination thereof, as determined by the Committee in its sole discretion, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the Phantom Units have become vested in the manner set forth in the Grant Notice, Director will have no right to receive any Common Units or other payments in respect of the Phantom Units. Prior to settlement of this Award, the Phantom Units and this Award represent an unsecured obligation of the Partnership, payable only from the general assets of the Partnership.
2.    Vesting of Phantom Units. The Phantom Units shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the Phantom Units have vested in accordance with such vesting schedule, Director will have no right to receive any distributions with respect to the Phantom Units. In the event of the termination of Director’s service as a member of the Board prior to the vesting of all of the Phantom Units (but after giving effect to any accelerated vesting pursuant to the Grant Notice), any unvested Phantom Units (and all rights arising from such Phantom Units and from being a holder thereof) will terminate automatically without any further action by the General Partner or the Partnership and will be forfeited without further notice.
3.    Settlement of Phantom Units. As soon as administratively practicable following the vesting of Phantom Units pursuant to Section 2, but in no event later than 60 days after such vesting date, Director (or Director’s permitted transferee, if applicable) shall be issued in settlement of the Phantom Units that vest on such vesting date a number of Common Units equal to the number of Phantom Units subject to this Award that become vested on such vesting date; provided, however, that the Committee may elect, in its sole discretion, to cause the Company to pay cash in lieu of some or all of the Common Units otherwise required to be so issued, with such cash amount equal to the Fair Market Value of a Common Unit on such vesting date for each such Common Unit for which the Committee makes such election. No fractional Common Units, nor the cash value of any fractional Common Units, will be issuable or payable to Director pursuant to this Agreement. All Common Units issued hereunder shall be delivered either by delivering one or more certificates for such Common Units to Director or by entering such Common Units in book-entry form, as determined by the Committee in its sole discretion. The value of Common Units shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
4.    DERs. Each Phantom Unit subject to this Award is hereby granted in tandem with a corresponding DER. Each DER granted hereunder shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the Phantom Unit to which it corresponds. If the Partnership pays a cash distribution in respect of its outstanding Common Units and, on the record date for such distribution, Director holds Phantom Units granted pursuant to this Agreement that have not vested and been settled, then the Partnership shall pay to Director, within 60 days following the record date for such distribution, an amount equal to the aggregate cash distribution that would have been paid to Director by the Partnership if Director were the record owner, as of the record date for such distribution, of a number of Common Units equal to the number of such Phantom Units that have not vested and been settled as of such record date.
5.    Rights as Unitholder. Neither Director nor any person claiming under or through Director shall have any of the rights or privileges of a holder of Common Units in respect of any Common Units that may become deliverable hereunder unless and until certificates representing such Common Units have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to Director or any person claiming under or through Director.
6.    Tax Withholding. Upon any taxable event arising in connection with the Phantom Units or the DERs, the General Partner shall have the authority and the right to deduct or withhold (or cause one of its Affiliates to deduct or withhold), or to require Director to remit to the General Partner (or one of its Affiliates), an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to such event. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the General Partner or one of its Affiliates shall withhold from any cash or equity remuneration (including, if applicable, any of the Common Units otherwise deliverable under this Agreement) then or thereafter payable to Director an amount equal to the aggregate amount of taxes required to be withheld with respect to such event. If such tax obligations are satisfied through the withholding or surrender of Common Units pursuant to this Agreement, the maximum number of Common Units that may be so withheld (or surrendered) shall be the number of Common Units that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, local and foreign income tax and payroll tax purposes that may be utilized without resulting in adverse accounting, tax or other consequences to the General Partner or any of its Affiliates (other than immaterial administrative, reporting or similar consequences), as determined by the Committee. Director acknowledges and agrees that none of the Board, the Committee, the General Partner, the Partnership or any of their respective Affiliates have made any representation or warranty as to the tax consequences to Director as a result of the receipt of the Phantom Units and the DERs, the vesting of the Phantom Units and the DERs or the forfeiture of any of the Phantom Units and the DERs. Director represents that he is in no manner relying on the Board, the Committee, the General Partner, the Partnership or any

of their respective Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Director represents that he has consulted with any tax consultants that Director deems advisable in connection with the Phantom Units and the DERs.
7.    Non-Transferability. None of the Phantom Units, the DERs or any interest or right therein shall be (a) sold, pledged, assigned or transferred in any manner during the lifetime of Director other than by will or the laws of descent and distribution, unless and until the Common Units underlying the Phantom Units have been issued, and all restrictions applicable to such Common Units have lapsed, or (b) liable for the debts, contracts or engagements of Director or his or her successors in interest. Except to the extent expressly permitted by the preceding sentence, any purported sale, pledge, assignment, transfer, attachment or encumbrance of the Phantom Units, the DERs or any interest or right therein shall be null, void and unenforceable against the Partnership, the General Partner and their respective Affiliates.
8.    Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Units hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any securities exchange or market system upon which the Common Units may then be listed. No Common Units will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any securities exchange or market system upon which the Common Units may then be listed. In addition, Common Units will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect at the time of such issuance with respect to the Common Units to be issued or (b) in the opinion of legal counsel to the Partnership, the Common Units to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Partnership to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Partnership’s legal counsel to be necessary for the lawful issuance and sale of any Common Units hereunder will relieve the Partnership of any liability in respect of the failure to issue such Common Units as to which such requisite authority has not been obtained. As a condition to any issuance of Common Units hereunder, the General Partner or the Partnership may require Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the General Partner or the Partnership.
9.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Common Units or other property to Director or Director’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the General Partner may require Director or Director’s legal representative, heir, legatee or distributee to execute a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested Phantom Units or DERs.

10.    No Right to Continued Membership on the Board or Awards.
(a)    Nothing in the adoption of the Plan, nor the award of the Phantom Units or DERs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Director the right to continued membership on the Board or affect in any way the right of the General Partner to terminate such membership at any time. Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.
(b)    The grant of the Phantom Units and DERs is a one-time Award and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future Awards will be at the sole discretion of the Committee.
11.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if sent by registered or certified mail to Director at the last address Director has filed with the General Partner. In the case of the Partnership or General Partner, such notices or communications shall be effectively delivered if sent by registered or certified mail to the attention of the general counsel of the General Partner at the General Partner’s principal executive offices.
12.    Agreement to Furnish Information. Director agrees to furnish to the General Partner all information requested by the General Partner to enable the General Partner or any of its Affiliates to comply with any reporting or other requirement imposed upon the General Partner or any of its Affiliates by or under any applicable statute or regulation.
13.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units and DERs granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the General Partner.
14.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
15.    Successors and Assigns. The General Partner may assign any of its rights under this Agreement without Director’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the General Partner. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Director and Director’s beneficiaries, executors, administrators and the person(s) to whom the Phantom Units or DERs may be transferred by will or the laws of descent or distribution.

16.    Clawback. Notwithstanding any provision in this Agreement or the Grant Notice to the contrary, this Award and all Common Units issued and other payments made hereunder shall be subject to any applicable clawback policies or procedures adopted in accordance with the Plan.
17.    Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
18.    Code Section 409A. None of the Phantom Units, DERs or any amounts payable pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding the foregoing, none of the Partnership, the General Partner or any of their respective Affiliates makes any representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Partnership, the General Partner or any of their respective Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Director on account of non-compliance with Section 409A.
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